EXHIBIT 99.1

        ZiLOG Announces Second Quarter 2004 Financial Results

    SAN JOSE, Calif.--(BUSINESS WIRE)--July 22, 2004--ZiLOG, Inc. (Nasdaq:ZILG) the creator of the Z80 microprocessor and a leading innovator of integrated 8 bit microcontroller solutions, today reported results for the three-month period ended June 30, 2004. Net sales for the second quarter of 2004 were $27.9 million, a sequential increase of 7% from net sales of $26.0 million in the immediately preceding quarter. Sales increased 9% compared to net sales of $25.7 million in the second quarter of 2003. Excluding wafer foundry services, sales decreased sequentially by 2% from the first quarter of 2004 and increased 24% from the second quarter a year ago. Proforma gross margin for the quarter ended June 30, 2004 was 51% excluding the impact of $0.6 million of incremental cost of sales associated with the closure of the MOD II wafer facility. This compares to gross margin of 52% in the first quarter of 2004 and 47% in the second quarter of 2003.
    On July 9, 2004 the Company ceased production and closed its MOD II wafer facility in Nampa, Idaho. In connection with the closure of MOD II, the Company built approximately $2.0 million of additional inventory during the second quarter of 2004 to provide buffer stock during the transition to X-Fab's 6-inch wafer manufacturing facility in Lubbock, Texas. The Company recorded charges totaling $8.3 million in the quarter which primarily related to the closure of MOD II and included non-cash charges of $5.3 million for the impairment of property, plant and equipment and $0.6 million of incremental cost of sales. The Company expects to incur additional costs of approximately $3.2 million in the third and fourth quarters of fiscal 2004 to prepare the MOD II facility for sale. With this action the Company will complete its strategy of migrating to a fabless model whereby its legacy products will be primarily sourced from X-Fab and its new products will be sourced from foundries in Asia.
    "We were pleased with the quarterly year-on-year growth of 28% in our micrologic net sales and with our overall financial performance" said Jim Thorburn, ZiLOG's Chief Executive Officer. "We experienced another quarter of solid bookings and we are particularly excited with the $1.4 million of orders we received for our new embedded flash products. In addition, we continue to receive good feedback on our new products from our customers, potential customers and the electronic press," stated Thorburn.
    Proforma operating income for the second quarter of 2004 was $1.9 million or 7% of sales, compared to $1.8 million or 7% of sales in the prior quarter and $0.6 million or 2% of sales in the second quarter a year ago. On a GAAP basis, the Company recorded an operating loss of $8.1 million in the second quarter of 2004 including charges of $8.3 million primarily relating to the MOD II closure. This compares to an operating loss $0.1 million in the first quarter of 2004 and an operating loss of $2.0 million in the second quarter of 2003.
    On a proforma basis the Company reported net income for the second quarter of 2004 of $2.8 million or 16 cents per share, compared to proforma net income of $1.9 million or 12 cents per share and $0.6 million or 4 cents per share in the first quarter of 2004 and second quarter of 2003, respectively. The GAAP net loss for the quarter was $7.2 million including the Mod II charges.
    The Company reported selling, general and administrative expenses of $7.1 million in the quarter, an increase of $0.6 million from the prior quarter. This reflects marketing trade show and advertising costs associated with the product launch of the new Encore XP and higher general and administrative expenses associated with the Company's public offering and corresponding stock listing on NASDAQ completed in March, 2004.
    Research and development costs were $5.3 million for the quarter, a 4% sequential increase and 13% increase over the same quarter last year, reflecting continued emphasis on development spending for new flash product programs. Design wins for the quarter were $25.4 million including $3.7 million of design wins for new flash products. Design wins increased 17% sequentially and 14% from the same quarter last year. In addition, the Company shipped approximately 3,200 development tool kits in the second quarter and added another 200 new customers taking the cumulative increase in customers to in excess of 1000 new customers since we launched our new flash products

    Proforma Financial Information

    Included within the attached schedules are certain proforma non-GAAP financial figures. Management believes that Non-GAAP proforma net operating income, non-GAAP proforma net income (loss) and Adjusted EBITDA are useful measures of operating performance and liquidity because they exclude the impact of amortization of intangible assets, stock-based compensation and special charges. In addition, management believes that Adjusted EBITDA is a useful measure because it excludes non-cash depreciation and amortization, and non-operating interest and income taxes and it is used by the Company to determine vesting of certain employee stock options. However, these Non-GAAP measures should be considered in addition to, not as a substitute for, or superior to net income (loss) and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP.
    Summarized below are the reconciliations to the GAAP equivalents of these Non-GAAP measures.


                             ZiLOG, Inc.
            PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                       (unaudited, in millions)

                                               Three Months Ended
                                           ---------------------------
                                           June 30, Mar. 31, June 30,
                                             2004     2004     2003
                                           -------- -------- ---------
Net sales                                    $27.9    $26.0     $25.7
Cost of sales                                 13.6     12.6      13.7
                                           -------- -------- ---------
Proforma gross margin                         14.3     13.4      12.0
Proforma gross margin %                         51%      52%       47%

Operating expenses:
   Research and development                    5.3      5.1       4.7
   Selling, general and administrative         7.1      6.5       6.7
                                           -------- -------- ---------
      Total operating expenses                12.4     11.6      11.4
                                           -------- -------- ---------
Proforma operating income                     $1.9     $1.8      $0.6

Other income (expense)                           -     (0.1)      0.1
Provision (benefit) for income taxes          (0.9)    (0.2)      0.1
                                           -------- -------- ---------
Proforma net income                           $2.8     $1.9      $0.6
                                           ======== ======== =========

Reconciliation of Proforma Operating and
 Net Income (loss) to GAAP Results

Proforma operating income                     $1.9     $1.8      $0.6
   Special charges and reorganization
    items (1)                                 (7.7)    (0.5)     (0.5)
   Cost of sales relating to MOD II
    closure (2)                               (0.6)       -         -
   Amortization of intangible assets          (1.1)    (1.0)     (1.7)
   Non-cash stock-based compensation          (0.6)    (0.4)     (0.4)
                                           -------- -------- ---------
        Total proforma adjustments           (10.0)    (1.9)     (2.6)
                                           -------- -------- ---------
Operating loss                               ($8.1)   ($0.1)    ($2.0)
                                           ======== ======== =========

Proforma net income                           $2.8     $1.9      $0.6
Proforma adjustments:
   Special charges and reorganization
    items (1)                                 (7.7)    (0.5)     (0.5)
   Cost of sales relating to MOD II
    closure (2)                               (0.6)       -         -
   Amortization of intangible assets          (1.1)    (1.0)     (1.7)
   Non-cash stock-based compensation          (0.6)    (0.4)     (0.4)
                                           -------- -------- ---------
        Total proforma adjustments           (10.0)    (1.9)     (2.6)
                                           -------- -------- ---------
Net income (loss)                            $(7.2)      $-     $(2.0)
                                           ======== ======== =========

Reconciliation of Cash Flow From Operating
 Activities to Adjusted EBITDA

Cash provided (used) by operating
 activities                                  ($2.0)   ($2.2)     $0.6
   Provision (benefit) for income taxes       (0.9)    (0.2)      0.1
   Deferred income taxes                       2.6      0.7       1.3
   Asset impairments                          (5.4)       -         -
   Stock-based compensation                   (0.6)    (0.4)     (0.4)
   Changes in operating assets and
    liabilities                               (0.1)     4.2      (0.3)
                                           -------- -------- ---------
EBITDA                                       ($6.4)    $2.1      $1.3

   Stock-based compensation                    0.6      0.4       0.4
   Special charges                             7.7      0.4       0.4
   Cost of sales relating to MOD II
    closure (2)                                0.6        -         -
   Reorganization items                          -      0.1       0.1
                                           -------- -------- ---------
Adjusted EBITDA                               $2.5     $3.0      $2.2
                                           ======== ======== =========

    (1) Special charges and reorganization items include severance and termination benefits, facility closure costs, asset and investment write-offs, MOD III closure and sustaining costs, professional fees associated with the Company's May 2002 capital reorganization and associated costs including professional fees for the July 2003 S-1 registration statement filed with the SEC and MOD II closure costs.

    (2) Cost of sales relating to MOD II closure represents retention bonus payments and inventory write-offs.

    About ZiLOG, Inc.

    ZiLOG, Inc. (Nasdaq:ZILG) is a global supplier of 8-bit micrologic devices. We design, manufacture and market a broad portfolio of these devices for embedded control and communication applications used in our target markets: consumer electronics, home appliances, security systems, point of sales terminals, personal computer peripherals, as well as industrial and automotive applications. We are headquartered in San Jose, California, and employ approximately 670 people worldwide with sales offices throughout Asia, Europe and North America. For more information about ZiLOG and our products, including the eZ80Acclaim!, Z8 Encore!(R) and the CRIMZON microcontroller families, visit the Company's website at: http://www.ZiLOG.com.

    ZiLOG, Z8, Z80, EZ80 Z8 ENCORE! and Encore!XP are registered trademarks of ZiLOG, Inc. in the United States and in other countries. EZ80ACCLAIM! and CRIMZON are trademarks of ZiLOG, Inc. in the United States and in other countries. Other product and or service names mentioned herein may be trademarks of the companies with which they are associated.

    This release contains forward-looking statements (including the estimated charges in connection with closing our Mod II wafer manufacturing facility in Nampa, Idaho, the estimated revenues associated with design wins, and the Company's projected income tax rate) relating to expectations, plans or prospects for ZiLOG, Inc. that are based upon the current expectations and beliefs of ZiLOG's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. For example we may incur greater charges in connection with the closure of our Nampa facility because the costs to prepare the facility for sale are not fully known nor is the amount of time it will take to sell MOD II. Design wins are defined as the projected two-year net sales for a customer's new product design for which we have received at least a $1,000 purchase order for our device. Design wins estimates are determined based on projections from customers and may or may not come to fruition. ZiLOG's projected income tax rate will vary based on sales and earnings. Notwithstanding changes that may occur with respect to matters relating to the forward-looking statements, ZiLOG does not expect to, and disclaims any obligation to, update such statements until release of its next quarterly earnings announcement. ZiLOG, however, reserves the right to update such statements or any portion thereof at any time for any reason.
    For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission ("SEC"), including but not limited to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and any subsequently filed reports. All documents also are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at http://www.sec.gov or from the Company's website at www.ZiLOG.com.


                             ZiLOG, Inc.
                  SELECTED QUARTERLY FINANCIAL DATA
(Amounts in millions except percentages, selected key metrics and per share amounts)
                             (Unaudited)

                                         Three Months Ended
                               ---------------------------------------
                               Jun 30, Mar 31, Dec 31, Sep 30, Jun 30,
                                2004    2004    2003    2003    2003
                               ------- ------- ------- ------- -------
Proforma Condensed Statement
 of Operations
------------------------------
   (includes supplemental Non-
    GAAP information)
Net sales                       $27.9   $26.0   $26.7   $26.0   $25.7
Cost of sales                    13.6    12.6    13.2    13.3    13.7
                               ------- ------- ------- ------- -------
Proforma gross margin            14.3    13.4    13.5    12.7    12.0
Proforma gross margin %            51%     52%     51%     49%     47%

Operating expenses:
      Research and development    5.3     5.1     4.9     4.5     4.7
      Selling, general and
       administrative             7.1     6.5     6.8     6.9     6.7
                               ------- ------- ------- ------- -------
         Total operating
          expenses               12.4    11.6    11.7    11.4    11.4
                               ------- ------- ------- ------- -------
Proforma operating income        $1.9    $1.8    $1.8    $1.3    $0.6

Other income (expense)              -    (0.1)    0.3       -     0.1
Provision for income taxes       (0.9)   (0.2)   (1.6)      -     0.1
                               ------- ------- ------- ------- -------
Proforma net income              $2.8    $1.9    $3.7    $1.3    $0.6
                               ======= ======= ======= ======= =======
Proforma diluted weighted
 average shares outstanding      17.1    15.3    14.9    14.7    14.7
Proforma diluted earnings per
 share                          $0.16   $0.12   $0.25   $0.09   $0.04

Reconciliation of Proforma
 Information to GAAP Results
------------------------------
Proforma operating income        $1.9    $1.8    $1.8    $1.3    $0.6
      Special charges and
       reorganization items       7.7     0.5     0.6     1.3     0.5
      Cost of sales relating
       to MOD II closure          0.6       -       -       -       -
      Amortization of
       intangible assets          1.1     1.0     1.7     1.7     1.7
      Non-cash stock-based
       compensation               0.6     0.4     0.4     0.3     0.4
                               ------- ------- ------- ------- -------
           Total proforma
            adjustments         (10.0)   (1.9)   (2.7)   (3.3)   (2.6)
                               ------- ------- ------- ------- -------
Operating loss                  ($8.1)  ($0.1)  ($0.9)  ($2.0)  ($2.0)
                               ======= ======= ======= ======= =======

Proforma net income              $2.8    $1.9    $3.7    $1.3    $0.6
Proforma adjustments:
      Special charges and
       reorganization items       7.7     0.5     0.6     1.3     0.5
      Cost of sales relating
       to MOD II closure          0.6       -       -       -       -
      Amortization of
       intangible assets          1.1     1.0     1.7     1.7     1.7
      Non-cash stock-based
       compensation               0.6     0.4     0.4     0.3     0.4
                               ------- ------- ------- ------- -------
           Total proforma
            adjustments          10.0     1.9     2.7     3.3     2.6
                               ------- ------- ------- ------- -------
GAAP Net income (loss)          ($7.2)   $0.0    $1.0   ($2.0)  ($2.0)
                               ======= ======= ======= ======= =======
GAAP basic or diluted weighted
 average shares outstanding      16.6    15.3    14.9    14.3    14.3
GAAP diluted earnings or basic
 (loss) per share              ($0.44)  $0.00   $0.07  ($0.13) ($0.14)

Other selected financial data
------------------------------
   Depreciation and
    amortization                 $0.6    $1.2    $1.2    $1.4    $1.4
   Amortization of fresh-start
    intangibles                   1.1     1.0     1.7     1.7     1.7
   Cost of sales - relating to
    MOD II closure                0.6       -       -       -       -
   Special charges and
    reorganization items          7.7     0.5     0.6     1.3     0.5
   Stock-based compensation       0.6     0.4     0.4     0.3     0.4
   Capital expenditures          $0.4    $0.7    $0.3    $0.3    $0.6

Net Sales
   Micrologic products          $18.9   $19.5   $19.1   $15.9   $14.7
   Other products                 6.3     6.3     6.0     6.9     5.6
   Foundry services               2.7     0.2     1.6     3.2     5.4
                               ------- ------- ------- ------- -------
      Total net sales           $27.9   $26.0   $26.7   $26.0   $25.7
                               ======= ======= ======= ======= =======

Selected Key Indices
------------------------------
   Days sales outstanding          52      57      44      39      38
   Net sales to inventory
    ratio (annualized)            8.1     8.9    11.1    10.5    10.7
   Weeks of inventory at
    distributors                   11      12      14      11      11
   Current ratio                  2.8     2.6     1.8     1.6     1.6


                             ZiLOG, INC.
      UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in millions except per share data)

                                   Three Months Ended Six Months Ended
                                        June 30,          June 30,
                                   ------------------ ----------------
                                     2004      2003     2004    2003
                                   --------- -------- -------- -------

Net sales                             $27.9    $25.7    $53.9   $50.9
Cost of sales                          13.6     13.7     26.2    28.6
Cost of sales relating to MOD II
 closure                                0.6        -      0.6       -
                                   --------- -------- -------- -------
Gross margin                           13.7     12.0     27.1    22.3
Operating expenses:
   Research and development             5.3      4.7     10.4     8.6
   Selling, general and
    administrative                      7.7      7.1     14.6    13.3
   Special charges and
    reorganization items                7.7      0.5      8.2     1.8
   Amortization of intangible
    assets                              1.1      1.7      2.1     3.4
                                   --------- -------- -------- -------
      Total operating expenses         21.8     14.0     35.3    27.1
                                   --------- -------- -------- -------
Operating  loss                        (8.1)    (2.0)    (8.2)   (4.8)

Other income (expense):
   Interest income                      0.1        -      0.1     0.1
   Interest expense                    (0.1)    (0.1)    (0.2)   (0.2)
   Other, net                             -      0.2        -     0.2
                                   --------- -------- -------- -------
Loss before provision for income
 taxes                                 (8.1)    (1.9)    (8.3)   (4.7)
Provision (benefit) for income
 taxes                                 (0.9)     0.1     (1.1)    0.2
                                   --------- -------- -------- -------
Net income (loss) attributable to
 common stockholders                  $(7.2)   $(2.0)   $(7.2)  $(4.9)
                                   ========= ======== ======== =======

Basic net income (loss) per share    $(0.44)  $(0.14)  $(0.46) $(0.34)
                                   ========= ======== ======== =======

Weighted-average shares used in
 computing basic net income (loss)
 per share                             16.6     14.3     15.7    14.3
                                   ========= ======== ======== =======


                             ZiLOG, INC.
           UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in millions)

                                               June 30,   December 31,
                                                 2004         2003
                                             ------------ ------------

                                ASSETS
Current assets:
  Cash and cash equivalents                        $38.5        $22.0
  Accounts receivable, less allowance for
   doubtful accounts of $0.4 M at June 30,
   2004 and $0.3 M at December 31, 2003             16.0         13.0
  Inventories                                       13.7          9.6
  Prepaid expenses and other current assets          2.8          3.8
                                             ------------ ------------
    Total current assets                            71.0         48.4
                                             ------------ ------------

Assets held for sale - MOD III                         -         30.0
Net property, plant and equipment                   12.0         18.1
Goodwill                                            16.9         16.9
Intangible assets, net                               9.4         11.5
Other assets                                         7.7          9.0
                                             ------------ ------------
                                                  $117.0       $133.9
                                             ============ ============

       LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS' EQUITY

Current liabilities:
  Short-term debt                                   $2.4         $5.0
  Accounts payable                                   8.5          8.6
  Accrued compensation and employee benefits         3.5          3.7
  Other accrued liabilities                          2.1          2.6
  Accrued special charges                            2.3          0.1
  Deferred income on shipments to
   distributors                                      6.8          7.4
                                             ------------ ------------
    Total current liabilities                       25.6         27.4
                                             ------------ ------------

Deferred income taxes                                6.6          9.9
Other non-current liabilities                        5.9          5.9
                                             ------------ ------------
    Total liabilities                               38.1         43.2
                                             ------------ ------------

Minority interest in MOD III assets                    -         30.0

Stockholders' equity (deficiency):
  Common stock                                       0.2          0.3
  Additional paid-in capital                       121.4         96.2
  Deferred stock compensation                       (1.5)        (2.0)
  Treasury stock                                    (2.1)        (1.9)
  Accumulated deficit                              (39.1)       (31.9)
                                             ------------ ------------
    Total stockholders' equity                      78.9         60.7
                                             ------------ ------------
Total liabilities and stockholders' equity        $117.0       $133.9
                                             ============ ============


                             ZiLOG, INC.
             UNAUDITED CONDENSED CONSOLIDATED CASH FLOWS
                            (in millions)

                                                     Six Months Ended
                                                         June 30,
                                                     -----------------
                                                       2004     2003
                                                     -------- --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                      ($7.2)   ($4.9)
Adjustments to reconcile net income (loss) to net
 cash used by operating activities:
   Amortization of fresh-start intangible assets         2.1      3.4
   Deferred income taxes                                (3.3)    (2.5)
   Depreciation and amortization                         1.8      2.9
   Impairment of long lived assets                       5.4      0.2
   Stock-based compensation                              1.0      0.8
Changes in operating assets and liabilities:
   Accounts receivable                                  (3.0)       -
   Inventories                                          (4.1)     1.0
   Prepaid expenses and other current and non-
    current assets                                       2.2      1.8
   Accounts payable                                     (0.1)    (1.6)
   Accrued compensation and employee benefits           (0.2)    (3.7)
   Other accrued liabilities, deferred income on
    shipments to distributors, and accrued special
    charges                                              1.2     (0.6)
                                                     -------- --------
      Net cash used by operating activities             (4.2)    (3.2)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                 (1.1)    (1.3)
                                                     -------- --------
      Cash used by investing activities                 (1.1)    (1.3)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of common stock under
    stock purchase plan                                  0.1        -
   Proceeds from public stock offering, net of
    offering expenses                                   24.4        -
   Repayments of short-term debt                        (2.6)    (1.9)
   Payments for stock redemptions                       (0.1)    (1.6)
                                                     -------- --------
      Cash provided (used) by financing activities      21.8     (3.5)
                                                     -------- --------

Increase (decrease) in cash and cash equivalents        16.5     (8.0)
Cash and cash equivalents at beginning of period        22.0     29.4
                                                     -------- --------
Cash and cash equivalents at end of period             $38.5    $21.4
                                                     ======== ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Interest paid during the period                       0.1      0.2
   Income taxes paid during the period                   1.5      0.9

    Footnotes to Earnings Release for the Quarter Ended June 30, 2004

    Note 1 - Stock Offering and Reverse Stock Split

    During the six months ended June 30, 2004 our stockholders approved and our board of directors effected a one-for-two reverse split of our common stock. All share and per share figures appearing in these financial statements have been adjusted to reflect the effect of this reverse stock split. On March 12, 2004, the Company was listed on the NASDAQ national market system and sold 2.0 million shares of common stock to the public at $12.50 per share. On that date, certain existing stockholders also sold 2.0 million shares of their ZiLOG, Inc. common stock which resulted in no proceeds to the Company. Additionally, on April 6, 2004 the underwriters of the offering exercised a portion of their over-allotment option and acquired 251,100 shares of common stock at $12.50 per share. Below is a summary of the stock sales and net proceeds received by the Company (in millions):

Offering Proceeds:                                   Over-
                                   Initial Stock   Allotment
                                        Sale         Option     Total

Number of shares sold                      2.0        0.3        2.3
Gross proceeds ($12.50/share)            $25.0       $3.1      $28.1
less underwiters' discount of 6.5%       ($1.6)     ($0.2)     ($1.8)
less offering expenses                   ($1.8)     ($0.1)     ($1.9)
                                   -----------------------------------
Net proceeds received by ZiLOG           $21.7       $2.8      $24.4
                                   ===================================

    Note 2 - Special Items

    During the three months ended June 30, 2004, special items consisted of the following (in millions):

MOD II closure costs:
       Non-cash fixed asset impairments      $5.3
       Severance and benefits                 1.8
       Other                                  0.1
                                             ----
                                             $7.2

MOD III sustaining and legal costs           $0.4
Other severance and benefits                  0.1
                                             ----
                                             $0.5

Sub-total special charges                    $7.7

Cost of sales relating to MOD II closure      0.6
                                             ----

Total special items                          $8.3
                                             ====

    Note 3 - Income taxes

    The Company's income tax benefit for the six months ended June 30, 2004 reflects an effective tax rate of 13%. The Company's current expectation of the tax rate for the entire year of 2004 is 14% which is based on anticipated projections, including the closure of the Mod II wafer manufacturing facility in Nampa, Idaho. The 2004 annual tax provision is expected to include taxable income in the U.S. resulting from items that are expensed for book purposes but are nondeductible for tax purposes, as well as amortization of deferred tax charges. In addition, income tax expense in foreign jurisdictions will be provided where operations are profitable.

    Note 4 - Investment in ZiLOG - MOD III, Inc.

    Effective January 1, 2004, the Company adopted the provisions of FASB Interpretation No. 46 (revised December 2003) "Consolidation of Variable Interest Entities" ("FIN 46R"). Under the provisions of FIN 46R, the Company's investment in ZiLOG - MOD III, Inc. ("MOD III") does not meet the criteria for consolidation within the group accounts of ZiLOG, Inc. and accordingly, MOD III was unconsolidated effective January 1, 2004. The Company will continue to record period expenses within special charges for the ongoing costs of maintaining the assets of MOD III in a salable state.
    On July 16, 2004 the shareholders of MOD III approved the sale of substantially all of the manufacturing equipment of MOD III to STMicroelectronics (STM) for an aggregate amount of $26 million. The sale closed and funded on July 16, 2004. MOD III will pay dividends on and, redeem a portion of, the 28,000 Preferred Series A shares outstanding from these shareholders for a net consideration of approximately $20.5 million after advances from ZiLOG totaling approximately $4.4 million are repaid and transaction costs including brokerage fees, legal fees and other professional services costs are paid. Advances from ZiLOG were to pay certain costs of maintaining MOD III in a saleable condition on MOD III's behalf. Such re-imbursement to ZiLOG has been excluded from these financial statements and is expected to be recorded as a credit to special charges on receipt of the reimbursement from MOD III in the third quarter of 2004.

    CONTACT: ZiLOG, Inc.
             Perry Grace, 408-558-8409
             Jonathan Lee, 408-558-8946
             www.ZiLOG.com